                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                  __________



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                  __________



       Date of Report (Date of earliest event reported):  March 31, 1999



                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)



                                    0-25898
                                    -------
                                  (Commission
                                 File Number)



      Delaware                                                 04-2821358
  ----------------                                        -------------------
  (State or other                                            (IRS Employer
  jurisdiction of                                         Identification No.)
  incorporation)


                              18 Hartwell Avenue
                             Lexington, MA  02173
                    ---------------------------------------
              (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:  (781) 674-0009
                                                           --------------




                                      N/A
                    ---------------------------------------
        (Former name or former address, if changed since last report.)
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                               Index to Form 8-K
                               -----------------


Section                                                                 Page
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ITEM 5.  OTHER EVENTS..................................................   1
         ------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS..............................   4
        ---------------------------------

EXHIBIT INDEX..........................................................   6
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  Item 5.  Other Events
           ------------


I.  Sale of Series B Preferred Stock and Warrant to an Institutional Investor
    -------------------------------------------------------------------------

  On April 1, 1999, Number Nine Visual Technology Corporation (the "Company") publicly disseminated a press release, which is attached hereto as Exhibit 99.1, announcing, among other things, that, on March 31, 1999 (the "Closing Date"), the Company was successful in raising $3,000,000 of capital pursuant to a Convertible Preferred Stock Purchase Agreement (the "Agreement"), which is attached hereto as Exhibit 4.1, with an institutional investor (the "Investor"), whereby the Company agreed to issue and sell to the Investor and the Investor agreed to purchase from the Company the following:

     (1) Three hundred (300) shares of Series B Convertible Preferred Stock of the Company (the "Series B Preferred");

     (2) A Common Stock Purchase Warrant for the purchase of up to one hundred ninety-five thousand (195,000) shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), at an exercise price of $3.45 per share, exercisable until March 31, 2002 (the "Warrant," the Series B Preferred and the Warrant are referred to collectively as the "Securities").


  The Investor purchased the Securities from the Company for the aggregate purchase price of three million dollars ($3,000,000). The net proceeds from the sale of the Securities will be used for working capital purposes. The Company issued the Securities to the Investor in reliance upon Regulation D under
Section 4(2) of the Securities Act of 1933, as amended.

  Pursuant to the terms of the Agreement, the Company and the Investor Registration Rights Agreement which is attached as Exhibit 4.2, whereby the Company is obligated, among other things, to register the shares of Common Stock underlying each of the Series B Preferred and the Warrant on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission within 30 days of the Closing Date.

  For consulting services rendered in connection with the transaction consummated under the Agreement, the Company has agreed to issue a warrant to Brighton Capital, Ltd. to purchase up to thirty thousand (30,000) shares of Common Stock at an exercise price of $3.45 per share exercisable until March 31, 2002 (the "Brighton Warrant"). A form of the Brighton Warrant is attached hereto as Exhibit 4.3.

  A.  Terms of the Series B Preferred
      -------------------------------

  The following summary of the terms of the Series B Preferred is qualified in its entirety by reference to the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Number Nine Visual Technology Corporation (the "Certificate of Designation"), which is attached hereto as Exhibit 4.4.

  Holders of the Series B Preferred (each a "Holder" or collectively, the "Holders") are entitled to receive, when and as declared by the Board of Directors out of funds legally available, and the Company shall pay, cumulative dividends at the rate per share of four percent (4%) per annum (the "Series B Dividend") payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year that such share is outstanding and on each day that a Holder requests that his or her Series B Preferred be converted into Common Stock (the "Conversion Date"), commencing on the earlier to occur of the Conversion Date for such share and June 30, 1999. The Series B

Dividend may be paid in cash or shares of Common Stock at the discretion of the Company. Any Series B Dividend to be paid in cash that is not timely paid accrues a late fee, which must be paid in cash, at the rate of eighteen percent (18%) per annum. Under certain circumstances, the Company may not issue shares of Common Stock in payment of a Series B Dividend. The Series B Preferred have no voting rights.

  Subject to certain volume restrictions, each share of the Series B Preferred is convertible into shares of Common Stock at the option of the Holder on or after June 28, 1999 at the Conversion Price. The Conversion Price for each share of Series B Preferred in effect on any Conversion Date shall be the lesser of (a) $4.14 or (b) 88% of the average of the ten (10) lowest per share market values during the thirty (30) trading days immediately preceding the applicable Conversion Date. The Conversion Price is subject to certain anti-dilution protection.

  Pursuant to the terms of the Series B Preferred, at the option of a Holder, up to twenty-five percent (25%) of the Series B Preferred issued on the Closing Date is convertible on or after July 28, 1999 (the "Initial Conversion Date"). On and after the first month anniversary of the Initial Conversion Date, a Holder shall be entitled to convert up to fifty percent (50%) of the number of shares of Series B Preferred issued to it on the Closing Date, on a cumulative basis. On or after the second month anniversary of the Initial Conversion Date, a Holder shall be entitled to convert up to seventy-five (75%) of the number of shares of Series B Preferred, on a cumulative basis. On and after the third month anniversary of the Initial Conversion Date, a Holder shall be entitled to convert all of the shares of Series B Preferred on a cumulative basis. Subject to certain restrictions, all of the Series B Preferred shall be automatically converted on the third anniversary of the Closing Date.

  The maximum number of shares that may be issued pursuant to the conversion of the Series B Preferred, without the Company seeking shareholder approval for such an issuance, is 19.9% of the shares of Common Stock issued and outstanding on March 30, 1999, or 1,883,236 shares of Common Stock. If on the Conversion Date, the aggregate number of shares of Common Stock owed to a Holder would equal or exceed 1,883,236, the Holder shall have the option to require the Company to either (1) obtain the appropriate shareholder approval needed for such issuance or (2) redeem the shares submitted for conversion that exceed the maximum amount.

  If the Company fails to deliver to a Holder such Common Stock certificates as required by the terms of the Series B Preferred, the Company shall pay to the Holder, in cash, as liquidated damages, $5,000 for each trading day after such third (3rd) trading day until such certificates are delivered.

  The Company has the right to redeem all or any portion of the Series B Preferred which have not been previously redeemed pursuant to certain restrictions and terms set forth in Section 6 of the Certificate of Designation.

  Upon the occurrence of certain triggering events, each Holder shall have the right to require the Company to redeem all or any portion of the Series B Preferred.

  B.  Terms of the Warrant
      --------------------

  The Warrant issued by the Company to the Investor, which is attached hereto as
Exhibit 4.5, is exercisable to purchase up to one hundred ninety five thousand (195,000) shares of the Company's Common Stock at an exercise price of $3.45 per share, for an aggregate exercise price of six hundred seventy-two thousand seven hundred fifty dollars ($672,750), if exercised in full. The Warrant also grants the Investor certain "piggyback" registration rights and demand registration rights with regard to the shares of Common Stock underlying the Warrant.


II.  Financing with BankBoston, N.A.
     -------------------------------

  On March 31, 1999, the Company also entered into a Loan and Security Agreement with BankBoston, N.A. (the "Loan Agreement"), which is attached hereto as
Exhibit 99.2, for a secured working capital line of credit. This line of credit replaced the borrowing facility with Marine Midland Bank. Under the Loan Agreement, the Company may borrow up to eighty percent (80%) of qualified accounts receivable up to a maximum amount of fifteen million dollars ($15,000,000), at an annual interest rate of either the BankBoston, N.A. base rate plus 1% or at the LIBOR rate plus 3.25%. The Company may lower the interest rates by achieving certain financial objectives, which are described more fully in the Loan Agreement. The Company incurs an unused line fee calculated at a rate of .375% per annum on the unused portion of the maximum borrowing amount. Amounts advanced pursuant to the Loan Agreement are secured by substantially all the assets of the Company, and the Company is required to obtain approval from BankBoston, N.A. for the payment of any dividends other than dividends on the Series B Preferred. The Loan Agreement also contains certain financial performance covenants, including among them, quarterly profitability targets for the calendar fiscal quarters beginning June 30, 1999. The Loan Agreements terminates on December 31, 2001.

  Pursuant to the terms of the Loan Agreement, the Company also issued a warrant to FSC Corp., a subsidiary of BankBoston, N.A., which is attached hereto as
Exhibit 4.6, which is exercisable to purchase up to two hundred eleven thousand (211,000) shares of the Company's Common Stock at an exercise price of $2.86 per share, for an aggregate exercise price of six hundred three thousand, four hundred sixty dollars ($603,460), if exercised in full (the "Bank Warrant"). The Bank Warrant also grants certain registration rights and anti-dilution protection regarding the shares of Common Stock underlying the Bank Warrant.

  Item 7.  Financial Statements and Exhibits
           ---------------------------------


(a)  Financial statements of businesses acquired.  Not applicable.

(b)  Pro forma financial information.  Not applicable.

(c ) Exhibits.

     The following exhibits are filed as part of this report on Form 8-K pursuant to Item 601 of Regulation S-K:

       Exhibit No.       Description
       -----------       -----------

           4.1 Convertible Preferred Stock Purchase Agreement dated March 31, 1999 by and between the Company and KA Investments LDC

           4.2 Registration Rights Agreement by and between the Company and KA Investments LDC

           4.3 Common Stock Purchase Warrant dated March 31, 1999 issued by the Company to Brighton Capital Ltd.

           4.4 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Number Nine Visual Technology Corporation

           4.5 Common Stock Purchase Warrant dated March 31, 1999 issued by the Company to KA Investments LDC

           4.6 Common Stock Purchase Warrant dated March 31, 1999 issued by the Company to FSC Corp.

           99.1          Press Release, dated April 1, 1999

           99.2 Loan and Securities Agreement dated March 31, 1999 by and between the Company and BankBoston, N.A.

           99.3 Revolving Credit Note dated March 31, 1999 issued by the Company to BankBoston, N.A.

                                   SIGNATURE



  Pursuant to the requirements of the Securities Exchange Act of 1934, Number Nine Visual Technology Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  April 12, 1999         NUMBER NINE VISUAL TECHNOLOGY CORPORATION



                              By:  /s/ Timothy Burns
                                   ------------------------------
                                   Timothy Burns
                                   Acting Chief Financial Officer

                                 Exhibit Index
                                 -------------




    The following is a list of exhibits filed as part of this Form 8-K:


 Exhibit Number          Description
 --------------          -----------

     4.1 Convertible Preferred Stock Purchase Agreement dated March 31, 1999 by and between the Company and KA Investment LDC

     4.2 Registration Rights Agreement by and between the Company and KA Investments LDC

     4.3 Common Stock Purchase Warrant dated March 31, 1999 issued by the Company to Brighton Capital Ltd.

     4.4 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Number Nine Visual Technology Corporation

     4.5 Common Stock Purchase Warrant dated March 31, 1999 issued by the Company to KA Investments LDC

     4.6 Common Stock Purchase Warrant dated March 31, 1999 issued by the Company to FSC Corp.

     99.1                Press Release, dated April 1, 1999

     99.2 Loan and Securities Agreement dated March 31, 1999 by and between the Company and BankBoston, N.A.

     99.3 Revolving Credit Note dated March 31, 1999 issued by the Company to BankBoston, N.A.